Exhibit 99.1(a)(1)(e)

                   AMENDED AND RESTATED LETTER OF TRANSMITTAL

                            DATED SEPTEMBER 20, 2005

-------------------------------------------------------------------------------

                     THE TENDER OFFER AND WITHDRAWAL RIGHTS
   WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, OCTOBER 4, 2005,
                      UNLESS THE TENDER OFFER IS EXTENDED.
-------------------------------------------------------------------------------

To:      Michael R. Anastasio, Jr.
         Vice President and Chief Financial Officer
         GAMCO Investors, Inc.
         One Corporate Center, Rye, New York 10580
         Telephone: (914) 921-3700
         Fax: (914) 921-5117

         OPTION HOLDERS WHO HAVE ALREADY PROPERLY TENDERED OPTIONS PURSUANT TO THE PROCEDURES SET FORTH IN THE OFFER TO PURCHASE, DATED AUGUST 19, 2005, AND THE RELATED LETTER OF TRANSMITTAL ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION TO PROPERLY TENDER THEIR OPTIONS IN THE TENDER OFFER.

         THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE YOU COMPLETE THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         I hereby tender to GAMCO Investors, Inc. (formerly known as Gabelli Asset Management Inc.) ("GAMCO") those certain options, as indicated on EXHIBIT A, to purchase shares of common stock of GAMCO granted under the 1999 and 2002 Stock Award and Incentive Plans (such options "eligible options") pursuant to your offer to purchase such eligible options for cash, upon the terms and subject to the conditions set forth in the offer to purchase, as supplemented (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Amended and Restated Letter of Transmittal (which together constitute the "Offer").

         Subject to, and effective upon, acceptance for payment of and purchase of the options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, GAMCO all right, title and interest in and to all the options that are being tendered hereby and order the cancellation of all such options.

         I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for payment by GAMCO, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. I will, upon request, execute and deliver any additional documents deemed by GAMCO to be necessary or desirable to complete the purchase of the options tendered hereby.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive my death or incapacity, and any obligation of mine hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         By execution hereof, I understand that tenders of options pursuant to the procedure described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute my acceptance of the terms and conditions of the Offer. GAMCO's acceptance for payment of options tendered pursuant to the Offer will constitute a binding agreement between GAMCO and me upon the terms and subject to the conditions of the Offer. I acknowledge that no interest will be paid on any or all of the cash to be paid for tendered options regardless of when payment of any portion of the cash amount is made or any delay in making any cash payment.

         I understand that all options properly tendered prior to the Expiration Date (as defined below) and not properly withdrawn will be cancelled, upon the terms and subject to the conditions of the Offer. "Expiration Date" means 5:00 p.m., New York City time, on Tuesday, October 4, 2005, unless and until GAMCO, in its sole discretion, shall have extended the period of time during which the tender offer will remain open, in which event the term "Expiration Date" shall refer to the latest time and date at which the tender offer, as so extended by GAMCO, shall expire.

         I understand that a check or checks for each portion of the cash amount payable for all options purchased (less applicable withholding taxes) will be issued to and delivered to me at my business address or the address I have indicated below.

         I recognize that, under certain circumstances set forth in the Offer to Purchase, GAMCO may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and payment for, options tendered. In any such event, I understand that I will receive, by 5:00 p.m., New York City time, on the business day after the Expiration Date, a decline letter from GAMCO with respect to the options delivered herewith but not accepted for purchase, delivered to me at my business address or the address I have indicated below.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.





-------------------------------------------------------------------------------
                                               (SIGNATURE)*

Dated:
         ----------------------------------------------------------------------


Name:
         ----------------------------------------------------------------------
                                              (PLEASE PRINT)


Capacity (full
title):
                     ----------------------------------------------------------

Address:
          ---------------------------------------------------------------------
                                            (INCLUDE ZIP CODE)

(Area Code) Telephone Number:
                                   --------------------------------------------

Social Security No.:
                     ----------------------------------------------------------

---------------
* IF A SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE FULL TITLE AND SUBMIT EVIDENCE SATISFACTORY TO GAMCO OF SUCH AUTHORITY TO SO ACT. SEE INSTRUCTION 2.

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         PLEASE NOTE THAT YOUR PARTICIPATION IN THE TENDER OFFER IS COMPLETELY VOLUNTARY. GAMCO neither requires nor recommends that you participate in the tender offer. GAMCO urges you to consult with your own accounting advisors as to the consequences to your particular circumstances of participating or not participating in the tender offer.

         1. DELIVERY OF AMENDED AND RESTATED LETTER OF TRANSMITTAL AND OPTIONS. A properly completed and duly executed Amended and Restated Letter of Transmittal (or facsimile thereof), and any other documents required by this Amended and Restated Letter of Transmittal, must be received by GAMCO at the address set forth on the front cover of this Amended and Restated Letter of Transmittal on or prior to 5:00 P.M., New York City time on the Expiration Date. Guaranteed delivery is not an available method of tendering under this tender offer.

         THE METHOD OF DELIVERY OF THE AMENDED AND RESTATED LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. THESE ITEMS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY GAMCO. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

         Tenders of options made pursuant to this Offer may be withdrawn:

           o   at any time on or prior to the Expiration Date; or

           o after October 17, 2005 unless they have been previously accepted for purchase as provided in the Offer to Purchase.

         If GAMCO extends the period of time during which the Offer is open, GAMCO is delayed in accepting for purchase or paying the cash amount for options or GAMCO is unable to accept for purchase or pay for options pursuant to the Offer for any reason, then, without prejudice to its rights under the Offer, GAMCO may retain all options tendered, and such options may not be withdrawn except as otherwise provided in Section 4 of the Offer to Purchase, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, which provides that the issuer making the tender offer shall either promptly pay the consideration offered, or return the tendered securities promptly after the termination or withdrawal of the tender offer. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by GAMCO at the address set forth on the front cover of this Amended and Restated Letter of Transmittal and must specify the name of the person who tendered the options to be withdrawn, the grant date, exercise price and total number of options to be withdrawn. Withdrawals may not be rescinded, and options withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn options may be re-tendered by again following one of the procedures described in Section 3 of the Offer to Purchase at any time prior to the Expiration Date. After giving effect to any withdrawal, you must still comply with the request that outstanding options awarded to you may only be tendered in whole, but not in part.

         No alternative or contingent tenders will be accepted. By executing this Amended and Restated Letter of Transmittal (or a facsimile thereof), the tendering option holder waives any right to receive any notice of the acceptance for purchase of the options. You may tender all or a portion of your options in the Offer, subject to the limitations as described in the Offer to Purchase.

         2. SIGNATURES ON THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL. If this Amended and Restated Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to GAMCO of the authority of such person so to act must be submitted with this Amended and Restated Letter of Transmittal.

         3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Purchase or this Amended and Restated Letter of Transmittal may be directed to Michael R. Anastasio, Jr., Vice President and Chief Financial Officer, GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580, at (914) 921-3700. Copies will be furnished promptly at GAMCO's expense.

         4. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of options will be determined by GAMCO, in its sole discretion, and its determination will be final and binding on all parties. GAMCO reserves the absolute right to reject any or all tenders of eligible options that it determines are not in proper form or the acceptance for payment of or payment for which GAMCO determines may be unlawful. GAMCO reserves the absolute right to waive any of the conditions of the tender offer, which waiver shall apply to all properly tendered options. GAMCO also reserve the right to waive any defect or irregularity in any tender with respect to any particular option or any particular option holder. GAMCO's interpretation of the terms of the tender offer will be final and binding on all parties. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by GAMCO. GAMCO will not be liable for failure to waive any condition of the tender offer, or any defect or irregularity in any tender of options. Neither GAMCO nor any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give any such notification.

         IMPORTANT:  THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL (OR
A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY GAMCO ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         5. IMPORTANT TAX INFORMATION. You should refer to Section 12 of the Offer to Purchase which contains important tax information.

                                    EXHIBIT A



FULL NAME OF TENDERING OPTION HOLDER:
                                      -----------------------------------------

---------------------------- ------------------------ ------------------------- -------------------------
             1                          2                        3                         4
---------------------------- ------------------------ ------------------------- -------------------------
  Number of Stock Options         Date of Grant       Exercise Price of Stock      Expiration Date of
          Granted                                             Options                Stock Options
---------------------------- ------------------------ ------------------------- -------------------------


---------------------------- ------------------------ ------------------------- -------------------------


---------------------------- ------------------------ ------------------------- -------------------------


---------------------------- ------------------------ ------------------------- -------------------------


---------------------------- ------------------------ ------------------------- -------------------------


---------------------------- ------------------------ ------------------------- -------------------------


---------------------------- ------------------------ ------------------------- -------------------------